                   Market Shares for Combined Gas & Electric Companies in the U.S.

                                                            Number of      Portion of Market Served
                              Cilcorp's      Cilcorp's        Larger         by Cilcorp and Larger
Parameter      Units          Statistics      Share         Companies              Companies
---------------------------------------------------------------------------------------------------
Customers      thousands         395          0.7%             26                    96.0%
Assets         $millions       1,570          0.7%             27                    96.7%
Revenues       $millions         557          0.7%             28                    97.0%


                       Comparison of Cilcorp, Inc. to Large Utilities

                               Number of Utilities     Average Size
                              Necessary for 50% of       of These     Ratio of Average Large
Parameter      Units                   U.S.             Utilities       Utility to Cilcorp
--------------------------------------------------------------------------------------------
Customers      thousands                 6                4,665                 12
Assets         $millions                 8               14,510                  9
Revenues       $millions                 7                5,796                 10


                               Number of Utilities     Average Size
                              Necessary for 80% of       of These     Ratio of Average Large
Parameter      Units                   U.S.             Utilities       Utility to Cilcorp
--------------------------------------------------------------------------------------------
Customers      thousands                16                2,765                  7
Assets         $millions                17               10,339                  7
Revenues       $millions                16                4,021                  7


             Market Shares for Combined Gas and Electric Companies in the United States
                                     Companies Sorted by Revenue

Holding Company                                     Revenue      Rank    Share of   Cumulative Share
                                                (millions of $)           Total
---------------------------------------------------------------------------------------------------
PG&E Corp.                                           9,592        1         11.9%          11.9%
Consolidated Edison, Inc.                            6,743        2          8.4%          20.3%
Public Service Enterprise Group, Inc.                6,103        3          7.6%          27.9%
Sempra Energy                                        4,973        4          6.2%          34.1%
PECO Energy Co.                                      4,642        5          5.8%          39.9%
Cinergy Corp.                                        4,555        6          5.7%          45.5%
Niagara Mohawk Power Corp.                           3,967        7          4.9%          50.5%
CMS Energy Corp.                                     3,708        8          4.6%          55.1%
Ameren Corp.                                         3,139        9          3.9%          59.0%
New Century Energies, Inc.                           3,090       10          3.8%          62.8%
Northern States Power Co.                            2,988       11          3.7%          66.5%
Baltimore Gas & Electric Co.                         2,743       12          3.4%          69.9%
Conectiv                                             2,236       13          2.8%          72.7%
Energy East Corp.                                    2,130       14          2.6%          75.4%
Alliant Energy Corp.                                 1,932       15          2.4%          77.8%
NIPSCO Industries, Inc.                              1,789       16          2.2%          80.0%
Illinova Corp.                                       1,774       17          2.2%          82.2%
MidAmerican Energy Holdings Co.                      1,663       18          2.1%          84.3%
Puget Sound Energy, Inc.                             1,641       19          2.0%          86.3%
SCANA Corp.                                          1,436       20          1.8%          88.1%
Rochester Gas & Electric Corp.                       1,037       21          1.3%          89.4%
PSC of New Mexico                                    1,017       22          1.3%          90.6%
Washington Water Power Co.                             892       23          1.1%          91.8%
LG&E Energy Corp.                                      846       24          1.1%          92.8%
UtiliCorp United, Inc.                                 833       25          1.0%          93.8%
Orange & Rockland Utilities, Inc.                      722       26          0.9%          94.7%
WPS Resources Corp.                                    690       27          0.9%          95.6%
Sierra Pacific Resources                               611       28          0.8%          96.4%
Cilcorp, Inc.                                          557       29          0.7%          97.0%

Everyone else combined                               2,373                   3.0%         100.0%

Total                                               80,422


             Market Shares for Combined Gas and Electric Companies in the United States
                                     Companies Sorted by Assets

Holding Company                                     Assets       Rank    Share of   Cumulative Share
                                                (millions of $)           Total
----------------------------------------------------------------------------------------------------
PG&E Corp.                                          29,973        1        13.6%          13.6%
Public Service Enterprise Group, Inc.               16,345        2         7.4%          21.0%
PECO Energy Co.                                     14,682        3         6.7%          27.6%
Consolidated Edison, Inc.                           13,479        4         6.1%          33.7%
Sempra Energy                                       11,154        5         5.1%          38.8%
Ameren Corp.                                        10,893        6         4.9%          43.7%
Niagara Mohawk Power Corp.                           9,865        7         4.5%          48.2%
Cinergy Corp.                                        9,690        8         4.4%          52.6%
New Century Energies, Inc.                           7,763        9         3.5%          56.1%
Baltimore Gas & Electric Co.                         7,755       10         3.5%          59.6%
CMS Energy Corp.                                     7,714       11         3.5%          63.1%
Northern States Power Co.                            7,474       12         3.4%          66.5%
Illinova Corp.                                       7,099       13         3.2%          69.7%
Conectiv                                             5,835       14         2.6%          72.4%
Energy East Corp.                                    5,723       15         2.6%          75.0%
Alliant Energy Corp.                                 5,177       16         2.3%          77.3%
NIPSCO Industries, Inc.                              5,141       17         2.3%          79.6%
Puget Sound Energy, Inc.                             4,667       18         2.1%          81.8%
MidAmerican Energy Holdings Co.                      4,645       19         2.1%          83.9%
SCANA Corp.                                          4,632       20         2.1%          86.0%
Rochester Gas & Electric Corp.                       2,853       21         1.3%          87.3%
LG&E Energy Corp.                                    2,578       22         1.2%          88.4%
PSC of New Mexico                                    2,390       23         1.1%          89.5%
UtiliCorp United, Inc.                               2,357       24         1.1%          90.6%
Washington Water Power Co.                           1,941       25         0.9%          91.4%
Sierra Pacific Resources                             1,690       26         0.8%          92.2%
WPS Resources Corp.                                  1,640       27         0.7%          93.0%
Cilcorp, Inc.                                        1,570       28         0.7%          93.7%

Everyone else combined                               6,986                  3.2%        100.0%

Total                                              220,699


             Market Shares for Combined Gas and Electric Companies in the United States
                               Companies Sorted by Number of Customers

Holding Company                                   Customers      Rank         Share of   Cumulative Share
                                                 (thousands)                    Total
---------------------------------------------------------------------------------------------------------
PG&E Corp.                                               8,167     1             14.9%            14.9%
Sempra Energy                                            6,676     2             12.2%            27.1%
Consolidated Edison, Inc.                                4,043     3              7.4%            34.4%
Public Service Enterprise Group, Inc.                    3,428     4              6.2%            40.7%
CMS Energy Corp.                                         3,115     5              5.7%            46.4%
New Century Energies, Inc.                               2,563     6              4.7%            51.0%
Niagara Mohawk Power Corp.                               2,080     7              3.8%            54.8%
Northern States Power Co.                                1,917     8              3.5%            58.3%
PECO Energy Co.                                          1,887     9              3.4%            61.8%
Cinergy Corp.                                            1,853    10              3.4%            65.1%
Ameren Corp.                                             1,789    11              3.3%            68.4%
Baltimore Gas & Electric Co.                             1,674    12              3.1%            71.5%
Puget Sound Energy, Inc.                                 1,374    13              2.5%            74.0%
Alliant Energy Corp.                                     1,271    14              2.3%            76.3%
MidAmerican Energy Holdings Co.                          1,256    15              2.3%            78.6%
UtiliCorp United, Inc.                                   1,152    16              2.1%            80.7%
NIPSCO Industries, Inc.                                  1,102    17              2.0%            82.7%
Energy East Corp.                                        1,051    18              1.9%            84.6%
Conectiv                                                 1,028    19              1.9%            86.5%
Illinova Corp.                                             953    20              1.7%            88.2%
SCANA Corp.                                                748    21              1.4%            89.6%
PSC of New Mexico                                          747    22              1.4%            90.9%
LG&E Energy Corp.                                          636    23              1.2%            92.1%
Rochester Gas & Electric Corp.                             623    24              1.1%            93.2%
WPS Resources Corp.                                        589    25              1.1%            94.3%
Washington Water Power Co.                                 538    26              1.0%            95.3%
Cilcorp, Inc.                                              395    27              0.7%            96.0%

Everyone else combined                                   2,190                    4.0%           100.0%

Total                                                   54,846